Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock of Sprinklr, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

February 11, 2022

H&F CORPORATE INVESTORS IX, LTD.

By:	/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President

HELLMAN & FRIEDMAN INVESTORS IX, L.P.
By:	H&F Corporate Investors IX, Ltd., its general partner

By:	/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS IX, L.P.
By:	Hellman & Friedman Investors IX, L.P., its general partner
By:	H&F Corporate Investors IX, Ltd., its general partner

By:	/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President

H&F SPLASH HOLDINGS IX GP, LLC
By:	Hellman & Friedman Capital Partners IX, L.P., its controlling member
By:	Hellman & Friedman Investors IX, L.P., its general partner
By:	H&F Corporate Investors IX, Ltd., its general partner

By:	/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President

H&F SPLASH HOLDINGS IX, L.P.
By:	H&F Splash Holdings IX GP, LLC, its general partner
By:	Hellman & Friedman Capital Partners IX, L.P., its controlling member
By:	Hellman & Friedman Investors IX, L.P., its general partner
By: H&F Corporate Investors IX, Ltd., its general partner

By:	/s/ Tarim Wasim
Name:	Tarim Wasim
Title:	Vice President